NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

Financial Institutions, Inc. Announces 14% Dividend Increase
for Fourth Quarter 2012

WARSAW, N.Y., November 28, 2012 – Financial Institutions, Inc. (NASDAQ: FISI) (the “Company”) announced today that its Board of Directors has approved a $0.02 per share or 14% increase in its quarterly cash dividend to $0.16 per outstanding common share. The Company also announced dividends of $0.75 per share on Series A 3% preferred stock and $2.12 per share on series B-1 8.48% preferred stock. All dividends are payable January 2, 2013 to shareholders of record on December 17, 2012.

“Balancing our return of capital to shareholders in the form of quarterly dividend payments while retaining our ability to invest in our business to support organic growth initiatives and through acquisitions continues to be a fundamental aspect of our business strategy,” said John E. Benjamin, Interim Chief Executive Officer and Chairman of the Company’s Board of Directors. “Given the strength of our operating performance, we are pleased to significantly increase our dividend payment as part of our efforts to maximize total shareholder returns.”

The recent price of the Company’s common stock along with the fourth quarter 2012 dividend on an annualized basis represents a dividend yield of approximately 3.5%.

“Our continued confidence in the financial strength of the Company led to the Board’s decision to increase the quarterly dividend for the second time this year and fourth time since the start of 2011,” added Mr. Benjamin. “This decision reflects our confidence in continuing to generate solid results while maintaining a strong capital position over the long term.”

About Financial Institutions, Inc.

With over $2.6 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices in Western and Central New York State. Five Star Investment Services provides investment advice, brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

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Safe Harbor Statement

This news release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

For additional information contact:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

or
Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com